SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)  OF THE
SECURITIES EXCHANGE ACT OF 1934

June 6, 2006

CTI INDUSTRIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22160 North Pepper Road, Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(847) 382-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements

On June 7, 2006, CTI Industries Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) announcing that on June 6, 2006 (the “Closing Date”), the Company had entered into a Standby Equity Distribution Agreement (the “SEDA”) with Cornell Capital Partners, LP (“Cornell”) pursuant to which the Company may, at its discretion, periodically sell to Cornell shares of its common stock, no par value per share (the “Common Stock”), for a total purchase price of up to Five Million Dollars ($5,000,000). It was agreed to by and between the Company and Cornell that Cornell shall retain five percent of each advance under the SEDA, which such concept had been disclosed in the Original Report and in the Company’s Registration Statement on Form S-1 filed with the SEC and deemed effective as of January 26, 2007, however an incorrect draft of the SEDA, which had erroneously omitted such provision, was filed in the Original Report. The Company is therefore filing this Amendment No. 1 to the Original Report in order to attach the correct and final draft of the SEDA hereto as Exhibit 10.1.

Item 3.02.	Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

Exhibit	Description	Location

Exhibit 10.1	Standby Equity Distribution Agreement, dated as of June 6, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 10.2	Registration Rights Agreement, dated as of June 6, 2006, by and between the Company and Cornell Capital Partners, LP	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on June 7, 2006

Exhibit 10.3	Placement Agent Agreement, dated as of June 6, 2006, by and among the Company, Cornell Capital Partners, LP and Newbridge Securities Corporation, as placement agent	Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on June 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2007	CTI INDUSTRIES CORPORATION

By: /s/ Stephen M. Merrick_______
Name: Stephen M. Merrick
Title: Executive Vice President